SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2005

FONIX CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware

      0-23862

    87-0380088

(State or other jurisdiction

(Commission File Number)   (IRS Employer

  of incorporation)

  Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah              84070

(Address of principal executive offices)

(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 553-6600

Item 1.02

Termination of a Material Definitive Agreement

Termination of Merger Agreement with Empire One Telecommunications, Inc.

On September 28, 2005, Fonix Corporation (the “Company”) terminated the merger agreement (the “Merger Agreement”), dated November 19, 2004, by and among the Company, TOE Acquisition Corporation (“TOE”), and Empire One Telecommunications, Inc. (“Empire”), which related to the merger between Empire and TOE, a wholly owned subsidiary of the Company.  The Company had announced the entry into the Merger Agreement in its quarterly report for the quarter ended September 30, 2004, filed with the Commission on November 22, 2004.

To date, Empire has been unable to obtain approval of the merger from the Federal Communications Commission and the public service commissions of at least two states, Pennsylvania and California.  Additionally, Empire did not obtain shareholder approval as required and did not provide additional information needed as requested by the Company.  No termination fees were incurred by the Company.  The Company will, however, seek to recover its legal and accounting fees and other expenses incurred in connection with conducting due diligence, negotiating definitive documents and agreements, and other related expenses.

ITEM 9.01.   Financial Statements and Exhibits

(a)

Financial Statements

None

(b)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION

(Registrant)

Date: October 3, 2005

By:

/s/ Roger D. Dudley

Roger D. Dudley

Executive Vice President and Chief Financial Officer (Principal Accounting Officer)